Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES SECOND QUARTER RESULTS

MONDOVI, Wis., July 19, 2016 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported a 2.1% increase in net income to $8.5 million, or 26 cents per diluted share, for the second quarter ended June 30, 2016, from $8.4 million, or 25 cents per diluted share, for the second quarter of 2015. For the six-month period ended June 30, 2016, net income was $16.7 million, or 51 cents per diluted share. Net income for the first six months of 2015 was $18.5 million, or 55 cents per diluted share, and, excluding a $3.7 million facility disposition gain, was $16.4 million, or 48 cents per diluted share.

Operating revenue improved to $166.1 million for the second quarter of 2016 from $163.6 million for the second quarter of 2015, and increased to $328.0 million for the first six months of 2016 from $324.9 million for the first six months of 2015, despite substantially lower fuel surcharges due to decreased fuel prices in 2016. Operating revenue, net of fuel surcharges, improved 6.2% to $152.9 million for the 2016 quarter from $143.9 million for the 2015 quarter, and increased 7.1% to $304.8 million for the 2016 six-month period from $284.6 million for the 2015 six-month period. Fuel surcharge revenue decreased to $13.2 million for the second quarter of 2016 from $19.7 million for the 2015 quarter, and decreased to $23.3 million for the 2016 six-month period from $40.2 million for the 2015 six-month period.

Operating expenses as a percentage of operating revenue was 91.1% for the second quarter of 2016 and 91.3% for the second quarter of 2015. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, was 90.3% for the second quarter of 2016 and 90.2% for the second quarter of 2015.

Operating expenses as a percentage of operating revenue was 91.2% for the first six months of 2016 and 90.3% for the first six months of 2015. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, was 90.5% for the 2016 six-month period. The operating ratio, net of both fuel surcharges and the gain on the facility disposition, was 90.2% for the 2015 six-month period.

Chairman and Chief Executive Officer Randolph L. Marten said, “We have continued to demonstrate the strength of our multifaceted and diverse business model which drove growth in our top line revenue and profitability despite pricing pressures and a soft freight market. We successfully grew our average number of truckload and dedicated tractors by 362 tractors, or 15.4%, in the first half of this year over the first half of 2015. We are confident in our ability to capitalize on further profitable growth opportunities with our unique business model and the dedicated people who have built it with their smart, hard work.”

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States. Marten specializes in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment. Marten offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include our discussion of the Company’s prospects for future growth and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

(In thousands, except share information)	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$208	$434
Receivables:
Trade, net	66,076	70,597
Other	3,065	10,885
Prepaid expenses and other	17,122	18,134
Total current assets	86,471	100,050

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	744,234	724,597
Accumulated depreciation	(206,317)	(196,588)
Net property and equipment	537,917	528,009
Other assets	3,168	3,469
Total assets	$627,556	$631,528

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$45,129	$33,641
Insurance and claims accruals	17,400	16,235
Total current liabilities	62,529	49,876
Long-term debt	4,376	37,867
Deferred income taxes	141,194	134,364
Total liabilities	208,099	222,107

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 96,000,000 shares authorized; 32,466,081 shares at June 30, 2016, and 32,759,806 shares at December 31, 2015, issued and outstanding	325	328
Additional paid-in capital	71,405	76,468
Retained earnings	347,727	332,625
Total stockholders’ equity	419,457	409,421
Total liabilities and stockholders’ equity	$627,556	$631,528

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share information)	2016	2015	2016	2015

Operating revenue	$166,090	$163,588	$328,019	$324,875

Operating expenses (income):
Salaries, wages and benefits	56,196	50,964	111,026	99,772
Purchased transportation	26,187	28,083	54,222	57,587
Fuel and fuel taxes	23,930	28,281	43,560	54,757
Supplies and maintenance	10,908	10,942	21,407	21,384
Depreciation	20,368	18,311	40,415	36,138
Operating taxes and licenses	2,250	2,014	4,435	3,890
Insurance and claims	7,696	6,778	15,051	14,868
Communications and utilities	1,497	1,388	3,117	2,916
Gain on disposition of revenue equipment	(2,703)	(1,787)	(4,137)	(2,948)
Gain on disposition of facility	-	-	-	(3,712)
Other	4,985	4,453	10,022	8,751

Total operating expenses	151,314	149,427	299,118	293,403

Operating income	14,776	14,161	28,901	31,472

Other	237	6	452	21

Income before income taxes	14,539	14,155	28,449	31,451

Provision for income taxes	6,008	5,798	11,725	12,906

Net income	$8,531	$8,357	$16,724	$18,545

Basic earnings per common share	$0.26	$0.25	$0.52	$0.55

Diluted earnings per common share	$0.26	$0.25	$0.51	$0.55

Dividends declared per common share	$0.025	$0.025	$0.05	$0.05

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

	Three Months Ended June 30,		Dollar Change Three Months Ended June 30,	Percentage Change Three Months Ended June 30,
(Dollars in thousands)	2016	2015	2016 vs. 2015	2016 vs. 2015
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$85,103	$88,822	$(3,719)	(4.2)%
Truckload fuel surcharge revenue	8,933	13,929	(4,996)	(35.9)
Total Truckload revenue	94,036	102,751	(8,715)	(8.5)

Dedicated revenue, net of fuel surcharge revenue	36,654	22,601	14,053	62.2
Dedicated fuel surcharge revenue	2,621	2,803	(182)	(6.5)
Total Dedicated revenue	39,275	25,404	13,871	54.6

Intermodal revenue, net of fuel surcharge revenue	16,118	16,101	17	0.1
Intermodal fuel surcharge revenue	1,664	2,945	(1,281)	(43.5)
Total Intermodal revenue	17,782	19,046	(1,264)	(6.6)

Brokerage revenue	14,997	16,387	(1,390)	(8.5)

Total operating revenue	$166,090	$163,588	$2,502	1.5%

Operating income:
Truckload	$6,951	$9,808	$(2,857)	(29.1)%
Dedicated	5,134	2,563	2,571	100.3
Intermodal	1,822	969	853	88.0
Brokerage	869	821	48	5.8
Total operating income	$14,776	$14,161	$615	4.3%

Operating ratio:
Truckload	92.6%	90.5%
Dedicated	86.9	89.9
Intermodal	89.8	94.9
Brokerage	94.2	95.0
Consolidated operating ratio	91.1%	91.3%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Six Months		Six Months	Six Months
	Ended		Ended	Ended
	June 30,		June 30,	June 30,
(Dollars in thousands)	2016	2015	2016 vs. 2015	2016 vs. 2015
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$168,045	$175,633	$(7,588)	(4.3)%
Truckload fuel surcharge revenue	16,045	28,519	(12,474)	(43.7)
Total Truckload revenue	184,090	204,152	(20,062)	(9.8)

Dedicated revenue, net of fuel surcharge revenue	72,164	42,464	29,700	69.9
Dedicated fuel surcharge revenue	4,208	5,394	(1,186)	(22.0)
Total Dedicated revenue	76,372	47,858	28,514	59.6

Intermodal revenue, net of fuel surcharge revenue	31,972	33,120	(1,148)	(3.5)
Intermodal fuel surcharge revenue	3,011	6,318	(3,307)	(52.3)
Total Intermodal revenue	34,983	39,438	(4,455)	(11.3)

Brokerage revenue	32,574	33,427	(853)	(2.6)

Total operating revenue	$328,019	$324,875	$3,144	1.0%

Operating income:
Truckload	$13,891	$19,410	$(5,519)	(28.4)%
Dedicated	9,458	4,567	4,891	107.1
Intermodal	3,751	2,220	1,531	69.0
Brokerage	1,801	1,563	238	15.2
Total operating income before gain on disposition of facility	28,901	27,760	1,141	4.1
Gain on disposition of facility	-	3,712	(3,712)	(100.0)
Total operating income	$28,901	$31,472	$(2,571)	(8.2)%

Operating ratio:
Truckload	92.5%	90.5%
Dedicated	87.6	90.5
Intermodal	89.3	94.4
Brokerage	94.5	95.3
Consolidated operating ratio before gain on disposition of facility	91.2%	91.5%
Consolidated operating ratio	91.2%	90.3%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2016	2015	2016	2015
Truckload Segment:
Revenue (in thousands)	$94,036	$102,751	$184,090	$204,152
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,444	$3,623	$3,405	$3,615
Average tractors(1)	1,901	1,886	1,898	1,879
Average miles per trip	625	679	634	692
Non-revenue miles percentage(2)	9.1%	9.5%	9.3%	9.4%
Total miles (in thousands)	46,290	47,829	90,761	95,359

Dedicated Segment:
Revenue (in thousands)	$39,275	$25,404	$76,372	$47,858
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,431	$3,493	$3,403	$3,469
Average tractors(1)	822	498	816	473
Average miles per trip	302	368	308	371
Non-revenue miles percentage(2)	0.8%	1.4%	0.8%	1.9%
Total miles (in thousands)	18,951	12,274	37,472	23,349

Intermodal Segment:
Revenue (in thousands)	$17,782	$19,046	$34,983	$39,438
Loads	8,755	8,867	17,451	18,234
Average tractors	77	91	77	94

Brokerage Segment:
Revenue (in thousands)	$14,997	$16,387	$32,574	$33,427
Loads	11,428	10,774	24,379	21,624

At June 30, 2016 and June 30, 2015:
Total tractors(1)	2,785	2,605
Average age of company tractors (in years)	1.6	1.6
Total trailers	4,856	4,397
Average age of company trailers (in years)	2.7	2.6
Ratio of trailers to tractors(1)	1.7	1.7

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(In thousands)	2016	2015	2016	2015

Net cash provided by operating activities	$25,056	$18,614	$80,121	$71,776
Net cash (used for) investing activities	(30,125)	(36,573)	(39,678)	(43,335)
Net cash provided by (used for) financing activities	4,121	758	(40,669)	(24,065)

Weighted average shares outstanding:
Basic	32,441	33,582	32,448	33,521
Diluted	32,633	33,853	32,634	33,802

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 77 and 58 tractors as of June 30, 2016 and 2015, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.